UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 4, 2013

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously disclosed, on December 30, 2012, LodgeNet Interactive Corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Colony Capital, LLC and its affiliate, Col-L Acquisition, LLC (“Colony”) and certain other investors, pursuant to which Colony and such other investors will invest $60 million of new capital in the Company, with an option to invest up to an additional $30 million, to support a proposed recapitalization of the Company.  Pursuant to the terms of the Investment Agreement, the Company and all of its domestic subsidiaries will, among other things, (a) commence a solicitation for acceptance of a pre-packaged plan of reorganization based on the recapitalization transaction contemplated by the Investment Agreement (the “Plan”), (b) file voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, and (c) seek approval of the Plan by the bankruptcy court.

On January 4, 2013, the Company commenced a solicitation for acceptance of the Plan, a copy of which was previously filed as Exhibit A to the Investment Agreement that was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 31, 2012.  A copy of the disclosure statement regarding the Plan (the “Disclosure Statement”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments, actions of third parties or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

99.1	Disclosure Statement dated January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer